As filed with the Securities and Exchange Commission on July 21, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0526032
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
842 West Sam Houston Parkway North, Suite 400 Houston, Texas 77024 (713) 963-9522
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard M. Safier Senior Vice President — General Counsel GulfMark Offshore, Inc. 842 West Sam Houston Parkway North, Suite 400 Houston, Texas 77024 (713) 963-9522
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin P. Lewis Stephen M. Gill Vinson & Elkins LLP 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price per Security / Proposed Maximum Aggregate Offering Price / Amount of Registration Fee (1)
Class A Common Stock, par value $0.01 per share
Preferred Stock
Debt Securities
Warrants

(1)

An unspecified aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

PROSPECTUS

GulfMark Offshore, Inc.

Class A Common Stock
Preferred Stock
Debt Securities

Warrants

By this prospectus, or a supplement to this prospectus, we may from time to time offer Class A common stock, preferred stock, debt securities, or warrants to purchase our Class A common stock. This prospectus provides you with a general description of these securities.

We may offer these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of the underwriters will be set forth in a prospectus supplement. The prospectus supplement may also update or change the information contained in this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “GLF.” The last reported sale price of our Class A common stock on July 18, 2014 was $41.74 per share.

Investing in our securities involves risks. You should carefully consider and evaluate all of the information contained in the prospectus, any prospectus supplements and in the documents incorporated into this prospectus by reference before you decide to purchase our securities. In particular, you should consider the risks described in “Risk Factors” at page 5 of this prospectus before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated July 21, 2014.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
THE COMPANY	4
RISK FACTORS	5
USE OF PROCEEDS	6
RATIO OF EARNINGS TO FIXED CHARGES	7
DESCRIPTION OF COMMON STOCK	8
DESCRIPTION OF PREFERRED STOCK	16
DESCRIPTION OF DEBT SECURITIES	17
DESCRIPTION OF WARRANTS	29
PLAN OF DISTRIBUTION	31
LEGAL MATTERS	34
EXPERTS	34
WHERE YOU CAN FIND MORE INFORMATION	34
DOCUMENTS INCORPORATED BY REFERENCE	34

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a shelf registration process. Under this shelf registration process, we may offer from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or update other information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, the information in the prospectus supplement will control. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described below under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. For additional information about our business, operations and financial results, please read the documents herein under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

As used in this prospectus generally, the terms “GulfMark,” “the Company,” “we,” “our” or “us” mean GulfMark Offshore, Inc. and its direct or indirect subsidiaries. Our principal office is located at 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024 and our phone number is (713) 963-9522. Our internet address is www.gulfmark.com. Information on our website is not a part of this prospectus.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THAT DOCUMENT. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Such forward-looking statements typically include words or phrases such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Forward-looking statements and other statements that are not historical facts concerning, among other things, market conditions, the demand for marine support and transportation services and future capital expenditures, are subject to certain risks, uncertainties and assumptions, including without limitation:

●	operational risk,

●	catastrophic or adverse sea or weather conditions,

●	dependence on the oil and natural gas industry,

●	volatility in oil and natural gas prices,

●	delay or cost overruns on construction projects or insolvency of the shipbuilders,

●	lack of shipyard or equipment availability,

●	ongoing capital expenditure requirements,

●	changes in tax laws,

●	uncertainties surrounding environmental and government regulation,

●	uncertainties surrounding deep water permitting and exploration and development activities,

●	risks relating to compliance with the Jones Act,

●	risk relating to leverage,

●	risks of foreign operations,

●	risk of war, sabotage, piracy or terrorism,

●	assumptions concerning competition,

●	risks of currency fluctuations, and

●	such other factors as may be discussed under the caption “Risk Factors” beginning on page 5 of this prospectus and in our other reports filed with the Securities and Exchange Commission, or “SEC.”

These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Such statements are subject to risks and uncertainties, including the risk factors discussed above, general economic and business conditions, the business opportunities that may be presented to and pursued by us, changes in law or regulations and other factors, many of which are beyond our control. When considering any forward-looking statement, you should also keep in mind the risk factors described under the section entitled “Risk Factors” beginning on page 5 of this prospectus and any other risk factors described in an applicable prospectus supplement. There can be no assurance that we have accurately identified and properly weighed all of the factors which affect market conditions and demand for our vessels, that the information upon which we have relied is accurate or complete, that our analysis of the market and demand for our vessels is correct or that the strategy based on such analysis will be successful.

Each forward-looking statement speaks only as of the date of this prospectus or the document in which it appears and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

We provide offshore marine support and transportation services primarily to companies involved in the offshore exploration and production of oil and natural gas. Our vessels transport materials, supplies and personnel to offshore facilities, as well as move and position drilling structures. The majority of our operations are conducted in the North Sea, offshore Southeast Asia and offshore in the Americas. We currently operate a fleet of 79 offshore supply vessels in the following regions: 35 vessels in the North Sea, 15 vessels offshore Southeast Asia, and 29 vessels offshore the Americas. Our fleet is one of the world’s youngest, largest and most geographically balanced, high specification OSV fleets. Our owned vessels have an average age of approximately nine years.

We have the following operating segments: the North Sea, Southeast Asia and the Americas. Our chief operating decision makers regularly review financial information about each of these operating segments in deciding how to allocate resources and evaluate our performance. The business within each of these geographic regions has similar economic characteristics, services, distribution methods and regulatory concerns. Our principal executive offices are located at 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024, and our telephone number at that address is (713) 963-9522.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Forward-Looking Statements.”

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of securities sold by us for general corporate purposes, which may include the repayment of debt, acquisitions, capital expenditures and working capital. We may temporarily invest funds we receive from the sale of securities by us that we do not immediately need for these purposes.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the periods indicated below was as follows:

	Six Months	Year Ended December 31,
	Ended June 30, 2014	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	2.47x	2.67x	1.56x	3.32x	NA	2.83x

NA–

The ratio is less than 1.0. A deficiency of $48.9 million exists for the year ended December 31, 2010. The calculation of earnings includes $57.0 million of non-cash depreciation and amortization expense and $97.7 million of impairment.

Our ratios of earnings to fixed charges are calculated by dividing earnings by fixed charges for the period indicated, where:

•	“earnings” is defined as consolidated income or loss from continuing operations plus income taxes, minority interest and fixed charges, except capitalized interest; and
•

“fixed charges” is defined as consolidated interest on indebtedness, including capitalized interest, amortization of debt discount and issuance cost, and the estimated portion of rental expense deemed to be equivalent to interest.

Because we have no preferred stock issued and outstanding, dividends relating to preferred stock are not included in the calculation of fixed charges.

DESCRIPTION OF COMMON STOCK

General

Our certificate of incorporation, as amended from time to time, authorizes us to issue up to 60 million shares of Class A common stock, par value $0.01 per share, and up to 60 million shares of Class B common stock, par value $0.01 per share. As of July 18, 2014, 27,346,370 shares of our Class A common stock were issued and outstanding (including treasury shares) and no shares of Class B common stock or preferred stock have been issued. The shares of our Class A common stock are subject to the Maritime Restrictions as described under “—Maritime Restrictions” below.

Subject to the limitations in our certificate of incorporation or applicable law, the shares of our Class A common stock have, and if issued, the shares of our Class B common stock will have, all rights ordinarily associated with shares of common stock under Delaware law, including, but not limited to, general voting rights and general rights to dividends and distributions and, except for the Maritime Restrictions and conversion provisions, which are only applicable to the shares of our Class A common stock, the rights of the shares of our Class A common stock and our Class B common stock are identical.

The shares of our Class B common stock are not subject to the Maritime Restrictions. Initially, the shares of our Class B common stock are only issuable upon the conversion of all of the outstanding and treasury shares of our Class A common stock into shares of our Class B common stock in the event our Board of Directors determines that either:

●

the U.S. ownership requirements of the applicable U.S. maritime and vessel documentation laws are no longer applicable to us (or have been amended so that the Maritime Restrictions are no longer necessary); or

●

the elimination of such restrictions is in our best interest and the best interest of our stockholders. Thereafter, the converted shares of our Class A common stock will be canceled, will no longer be outstanding and cannot be reissued.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “GLF.” We have summarized certain provisions of our certificate of incorporation, as amended, and bylaws below, but you should read them for a more complete description of the rights of holders of our Class A common stock.

Voting and Dividend Rights

Each record holder of shares of our common stock is entitled to one vote per share held by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that except as otherwise required by applicable law, a holder of shares of our common stock will not be entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series are entitled under our certificate of incorporation to vote on any such amendment. Except as may be provided in our certificate of incorporation or by applicable law, the holders of shares of our common stock have the exclusive right to vote in the election of directors and for all other purposes. The voting rights of shares of our Class A common stock are subject to additional restrictions described under “—Maritime Restrictions” below. If issued, the shares of our Class B common stock will not be subject to the Maritime Restrictions.

Subject to any preferences that may be applicable to any then-outstanding series of preferred stock, holders of shares of our common stock are entitled to receive dividends and distributions on such shares at such times and amounts as may be declared by our Board of Directors out of funds legally available for that purpose. The dividend and distribution rights of the shares of our Class A common stock are subject to additional restrictions described under “—Maritime Restrictions” below. If issued, shares of our Class B common stock will not be subject to the Maritime Restrictions. The number of authorized shares of our common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of our outstanding capital stock irrespective of the class voting provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

Number of Directors and Vacancies and Newly Created Directorships

Subject to any special rights of holders of any then-outstanding series of preferred stock to elect directors, our certificate of incorporation provides that our Board of Directors will have no less than three and no more than fifteen directors, with the precise number of directors to be fixed in the manner prescribed in the bylaws. Our bylaws provide for the number of directors to be determined from time to time by a resolution of the Board of Directors. Newly created directorships or vacancies occurring on the Board of Directors may be filled by the vote of a majority of the remaining directors then in office, even though less than a quorum, or by a plurality of votes cast at a meeting of our stockholders. Any director elected to fill a newly created directorship or vacancy on the Board of Directors serves until the expiration of the term of office of the director whom he or she replaced or until his or her successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Special Meetings of the Stockholders

Subject to any rights of holders of any then-outstanding series of preferred stock or applicable law, our bylaws provide that a special meeting of stockholders may only be called by the Board of Directors pursuant to a resolution adopted by a majority of directors. Subject to the foregoing provisions, holders of shares of our common stock do not have the power to call a special meeting.

Stockholder Action by Written Consent

Our certificate of incorporation does not prohibit our stockholders from acting by written consent; therefore, under Delaware law, our stockholders may take any action which could otherwise be taken at any annual or special meeting of the stockholders by written consent without a meeting, notice or vote. Our bylaws provide for a set of mechanics for such stockholder consent solicitations by, among other things, requiring a stockholder seeking to take such action to make a written request of our Board of Directors to set a record date for the consent solicitation and establishing other ministerial functions.

Liquidation or Dissolution

In the event we liquidate, dissolve or wind up our affairs, prior to any distributions to the holders of our common stock, our creditors and the holders of our preferred stock, if any, will receive any payments to which they are entitled. Subsequent to those payments, the holders of our common stock will share ratably, according to the number of shares of common stock held, in our remaining assets, if any. Notwithstanding the foregoing, the rights of owners of shares of our Class A common stock to receive distributions (upon liquidation or otherwise) are subject to the Maritime Restrictions as described under “—Maritime Restrictions” below.

Conversions

The conversion of shares of our Class A common stock into shares of our Class B common stock is described under “—General” above.

Redemption

Shares of our common stock are not redeemable (except for any shares of our Class A common stock that are Excess Shares) and have no subscription or preemptive rights. For a description of our right to redeem Excess Shares, see “—Maritime Restrictions—Redemption of Excess Shares” below.

Transfer Agent and Registrar

The Transfer Agent and Registrar for shares of our common stock is American Stock Transfer & Trust Company.

Limitation of Directors’ Liability and Indemnification

Our certificate of incorporation contains provisions eliminating the personal liability of our directors to the Company and our stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law as it exists on the date of our certificate of incorporation or as it may be amended. The General Corporation Law of the State of Delaware prohibits such elimination of personal liability of a director for:

●     any breach of the director’s duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

●	the payment of dividends, stock repurchases or redemptions that are unlawful under Delaware law; and

●	any transaction in which the director receives an improper personal benefit.

These provisions only apply to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. In addition, these provisions limit liability only for breaches of fiduciary duties under the General Corporation Law of the State of Delaware and not for violations of other laws such as the U.S. Federal securities laws and U.S. Federal and state environmental laws. As a result of these provisions in our certificate of incorporation, our stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties. However, our stockholders may obtain injunctive or other equitable relief for these actions. These provisions also reduce the likelihood of derivative litigation against directors that might benefit us.

In addition, our certificate of incorporation and bylaws provide that we will indemnify and advance expenses to, and hold harmless, each of our directors and officers (each, an “indemnitee”), to the fullest extent permitted by applicable law, who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in our certificate of incorporation and bylaws, we will be required under our certificate of incorporation and bylaws to indemnify, or advance expenses to, an indemnitee in connection with a proceeding (or part thereof) commenced by such indemnitee only if the commencement of such proceeding (or part thereof) by the indemnitee was authorized by our Board of Directors.

We have entered into indemnification agreements with each of our directors and certain of our officers (each, an “Contractual Indemnitee”). Pursuant to the indemnification agreements, we will be obligated to indemnify the applicable Contractual Indemnitee to the fullest extent permitted by applicable law in the event that such Contractual Indemnitee, by reason of such Contractual Indemnitee’s relationship with us, was, is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding, other than an action or proceeding by or in our right against all expenses, judgments, penalties, fines (including any excise taxes assessed on the Contractual Indemnitee with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Contractual Indemnitee in connection with such action or proceeding, provided that such Contractual Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, provided that he or she also had no reasonable cause to believe his or her conduct was unlawful. We will also be obligated to indemnify such Contractual Indemnitee to the fullest extent permitted by applicable law in the event that such Contractual Indemnitee, by reason of such Contractual Indemnitee’s relationship with us, was, is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding brought by or in our right to procure a judgment in our favor, against all expenses actually and reasonably incurred by such Contractual Indemnitee in connection with such action or proceeding, provided that such Contractual Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. Notwithstanding the foregoing sentence, no indemnification against expenses incurred by such Contractual Indemnitee in connection with such an action or proceeding brought by or in our right will be made in respect of any claim, issue or matter as to which such Contractual Indemnitee is adjudged to be liable to us or if applicable law prohibits such indemnification being made; provided, however, that, in such event, if applicable law so permits, indemnification against such expenses will nevertheless be made by us if and to the extent that the court in which such action or proceeding has been brought or is pending determines that, despite the adjudication of liability but in view of all the circumstances of the case, the Contractual Indemnitee is fairly and reasonably entitled to indemnity for such expenses.

The indemnification agreements also provide for the advancement of all reasonable expenses incurred by such Contractual Indemnitee in connection with any action or proceeding covered by the indemnification agreement. The Contractual Indemnitee will be required to repay any amounts so advanced if, and to the extent that, it is ultimately determined that he or she is not entitled to be indemnified by us against such expenses. The Contractual Indemnitee will further be required to return any such advance to us which remains unspent at the conclusion of the action or proceeding to which the advance related.

Delaware Section 203

As a Delaware corporation, we are subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 imposes a three-year moratorium on the ability of public Delaware corporations to engage in a wide range of specified transactions with any “interested stockholder”. An interested stockholder includes, among other things, any person other than the corporation and its majority-owned subsidiaries who owns 15% or more of the outstanding voting stock of the corporation. However, the moratorium will not apply if, among other things, the transaction is approved by:

●	the board of directors of the corporation prior to the time the interested stockholder became an interested stockholder; or

●	the board of directors of the corporation and authorized by a vote (and not by written consent) of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

We do not have a stockholder that owns 15% or more of our common stock. If a stockholder acquired more than 15% of our common stock, then such stockholder would be subject to the restrictions under Section 203. Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of us.

Anti-takeover Effects

The Maritime Restrictions may have anti-takeover effects because they will restrict the ability of non-U.S. citizens to own, in the aggregate, more than 22% of the outstanding shares of our Class A common stock. Our Board of Directors considers the Maritime Restrictions to be reasonable and in our best interests and the best interests of our stockholders because the Maritime Restrictions reduce the risk that the Company will not be a U.S. citizen under the U.S. maritime and vessel documentation laws applicable to registering vessels in the United States and operating those vessels in Coastwise Trade. In the opinion of our Board of Directors, the fundamental importance to our stockholders of maintaining eligibility under these laws is a more significant consideration than the indirect “anti-takeover” effect the Maritime Restrictions may have.

The availability for issuance of additional shares of our common stock could have the effect of rendering more difficult or discouraging an attempt to obtain control of the Company. For example, the issuance of shares of our common stock (within the limits imposed by applicable law and the rules of any exchange upon which the common stock may then be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The issuance of additional shares of our common stock could also be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of our stockholders.

Maritime Restrictions

The following is a summary of the Maritime Restrictions in our certificate of incorporation. This summary is qualified in its entirety by reference to the full text of our certificate of incorporation.

We urge stockholders to and potential investors to carefully read our certificate of incorporation in its entirety.

General

In order to protect our ability to register vessels in the U.S. under the applicable U.S. maritime and vessel documentation laws and operate those vessels in Coastwise Trade, our certificate of incorporation limits the aggregate ownership (record or beneficial) or control of shares of our Class A common stock by non-U.S. citizens (as such term is determined by the applicable U.S. maritime and vessel documentation laws for purposes of Coastwise Trade) to 22% of the total issued and outstanding shares of such class. We refer to such percentage limitation on foreign ownership of shares of our Class A common stock as the “Maximum Permitted Percentage” and any such shares owned by non-U.S. citizens in excess of the Maximum Permitted Percentage as “Excess Shares”. To the extent the applicable U.S. maritime and vessel documentation laws are amended to change the legal foreign ownership maximum percentage, our certificate of incorporation provides that the Maximum Permitted Percentage will automatically be changed to a percentage that is three percentage points lower than the legal foreign ownership maximum percentage, as amended. In the event we are subject to any other U.S. Federal law that restricts the ownership of shares of our capital stock by non-U.S. citizens, our Board of Directors will have discretion to impose ownership restrictions and other provisions that are substantially consistent with such applicable law on the shares of our capital stock (so long as such restrictions and other provisions are no more restrictive than the Maritime Restrictions). In addition, our certificate of incorporation provides that a person will not be deemed to be a “record owner”, “beneficial owner” or “controller” of shares of our Class A common stock, if our Board of Directors determines, in good faith, that such person is not an owner of such shares in accordance with and for the purposes of the applicable U.S. maritime and vessel documentation laws.

Restriction on Transfers of Excess Shares

Our certificate of incorporation provides that any purported transfer of any shares of our Class A common stock that would result in the aggregate ownership of shares of our Class A common stock in excess of the Maximum Permitted Percentage by one or more persons who is not a U.S. citizen will be void and ineffective, and neither the Company nor our transfer agent will register any such purported transfer on our stock transfer records or recognize any such purported transferee as a stockholder of the Company for any purpose (including for purposes of voting, dividends and distributions), except to the extent necessary to effect the remedies available to us under our certificate of incorporation (as described under “—Additional Remedies for Exceeding the Maximum Permitted Percentage” and “—Redemption of Excess Shares” below).

Additional Remedies for Exceeding the Maximum Permitted Percentage

In the event such restrictions voiding purported transfers would be ineffective for any reason, our certificate of incorporation provides that if any transfer (a “Proposed Transfer”) to a proposed transferee (a “Proposed Transferee”) would otherwise result in the ownership by non-U.S. citizens of an aggregate number of shares of our Class A common stock in excess of the Maximum Permitted Percentage, such Excess Shares will automatically be transferred to a trust for the exclusive benefit of one or more charitable beneficiaries that are U.S. citizens. The Proposed Transferee will not acquire any rights in the Excess Shares transferred into the trust.

Our certificate of incorporation also provides that the above trust transfer provisions apply to (1) any change in the status (a “Status Change”) of an owner of shares of our Class A common stock from a U.S. citizen to a non-U.S. citizen (a “Disqualified Recipient”) that results in non-U.S. citizens, in the aggregate, owning shares of our Class A common stock in excess of the Maximum Permitted Percentage and (2) any issuance of shares of our Class A common stock (a “Deemed Original Issuance” and, together with a Proposed Transfer and a Status Change, each, a “Restricted Event”) to a non-U.S. citizen (a “Disqualified Recipient” and, together with a Proposed Transferee and Disqualified Person, a “Restricted Person”) that would result in non-U.S. citizens, in the aggregate, owning shares of our Class A common stock in excess of the Maximum Permitted Percentage.

The automatic transfer will be deemed to be effective as of immediately before the consummation of the Restricted Event. Shares of our Class A common stock held in the trust will remain issued and outstanding shares. Any Restricted Person will not profit from ownership of any shares of our Class A common stock held in the trust, will have no rights to dividends or distributions and will have no rights to vote or other rights attributable to the shares of our Class A common stock held in the trust. The trustee of the trust, who will be a U.S. citizen chosen by us and unaffiliated with us or any owner of such Excess Shares, will have all voting rights and rights to dividends or other distributions with respect to Excess Shares held in the trust. The trustee of the trust may rescind as void any vote given by a holder with respect to Excess Shares and revoke any proxy given by such holder with respect to Excess Shares and recast such vote or resubmit such proxy for the benefit of the charitable beneficiary of such trust, unless prohibited from doing so by applicable law or we have already taken corporate action in respect of which such vote was cast or proxy was given. These rights will be exercised by the trustee of the trust for the exclusive benefit of the charitable beneficiary of such trust. In each case, any dividend or distribution authorized and paid by us to a Restricted Person with respect to such Restricted Person’s Excess Shares after the automatic transfer of such Excess Shares into a trust must be paid by the Restricted Person to the trustee. Any dividend or distribution authorized with respect to any Excess Shares after the automatic transfer of such Excess Shares into the trust but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for distribution to the charitable beneficiary. The amount of any such dividends or distribution received by a Restricted Person with respect to Excess Shares and not paid to the trustee may be withheld by the trustee from the proceeds of the sale of such Excess Shares remitted to such Restricted Person (as further described below).

Within 20 days of receiving notice from the Company that shares of our Class A common stock have been transferred to the trust, the trustee will sell the shares to a U.S. citizen designated by the trustee (or to us in accordance with the procedures described below). Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the proceeds of the sale (net of broker’s commissions and other selling expenses, applicable taxes and other costs and expenses of the trust) to the Restricted Person and to the charitable beneficiary as follows:

●

In the case of Excess Shares transferred into the trust as a result of a Proposed Transfer, the Proposed Transferee will receive the lesser of (1) the price paid by the Proposed Transferee for the shares or, if the Proposed Transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the fair market value (determined in accordance with the formula set forth in our certificate of incorporation) of the shares on the date of the Proposed Transfer (the “Proposed Transfer Price”) and (2) the price received by the trustee from the sale of the shares.

●

In the case of Excess Shares transferred into the trust as a result of a Status Change, the Disqualified Recipient will receive the lesser of (1) the fair market value (determined in accordance with the formula set forth in our certificate of incorporation) of the shares on the date of the Status Change (the “Status Change Price”) and (2) the price received by the trustee from the sale of the shares.

●

In the case of Excess Shares transferred into the trust as a result of a Deemed Original Issuance, the Disqualified Recipient will receive the lesser of (1) the price paid by the Disqualified Recipient for the shares or, if the Disqualified Recipient did not give value for the shares in connection with the Original Issuance, the fair market value (determined in accordance with the formula set forth in our certificate of incorporation) of the shares on the date of the Deemed Original Issuance (the “Deemed Original Issuance Price”) and (2) the price received by the trustee from the sale of the shares.

Any net sale proceeds in excess of the amount payable to the Restricted Person will be promptly paid to the charitable beneficiary. If such shares are sold by the Restricted Person prior to our discovery that shares of our Class A common stock should have been transferred to the trust, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the Restricted Person received an amount for the shares that exceeds the amount such Restricted Person was entitled to receive, the excess will be paid to the trustee upon demand. In addition, shares of our Class A common stock held in the trust will be deemed to have been offered for sale to the Company at a price per share equal to the lesser of (1) the fair market value (determined in accordance with the formula set forth in our certificate of incorporation) on the date we accept the offer and (2) the Proposed Transfer Price, the Status Change Price or the Deemed Original Issuance Price, as the case may be, of such Excess Shares. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to the Company, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute to the Restricted Person the portion of the net proceeds from the sale due to the Restricted Person and pay the remainder, if any, to the charitable beneficiary of the trust.

Redemption of Excess Shares

To the extent that the above trust transfer provisions would be ineffective for any reason, our certificate of incorporation provides that, to prevent the percentage of aggregate shares of our Class A common stock owned by non-U.S. citizens from exceeding the Maximum Permitted Percentage, we, by action of our Board of Directors, in its sole discretion, will have the power (but not the obligation) to redeem all or any portion of such Excess Shares, unless such redemption is not permitted under applicable law.

Until such Excess Shares are redeemed, the Restricted Persons owning such shares will not be entitled to any voting rights with respect to such shares and we will pay any dividends or distributions with respect to such shares into an escrow account. Full voting, distribution and dividend rights will be restored to such Excess Shares (and any dividends or distributions paid into an escrow account will be paid to holders of record of such shares), promptly after the time and to the extent the Board of Directors determines that such shares no long constitute Excess Shares, unless such shares have already been redeemed by the Company.

If our Board of Directors determines to redeem Excess Shares, the redemption price of such Excess Shares will be an amount equal to (1) the lesser of (x) the fair market value (determined in accordance with the formula set forth in our certificate of incorporation) on the redemption date and (y) in the case of a Proposed Transfer, the Proposed Transfer Price of such Excess Shares, in the case of a Status Change, the Status Change Price of such Excess Shares or, in the case of a Deemed Original Issuance, the Deemed Original Issuance Price of such Excess Shares, minus (2) any dividends or distributions received by such Restricted Person with respect to such Excess Shares prior to and including the redemption date instead of being paid into the escrow account. Our Board of Directors may, in its discretion, pay the redemption price in cash or by the issuance of interest-bearing promissory notes with a maturity of up to 10 years and bearing a fixed rate equal to the yield on the U.S. Treasury Note of comparable maturity. Upon redemption, any dividends or distributions that have been paid into an escrow account with respect to such redeemed shares will be paid by the escrow agent for such account to a charitable organization that is a U.S. citizen designated by the Company, net of any taxes and other costs and expenses of the escrow agent.

Permitted Actions by the Board of Directors Relating to the Maritime Restrictions

In addition to the foregoing restrictions, so that we may assure compliance with the applicable U.S. maritime and vessel documentation laws, our certificate of incorporation authorizes our Board of Directors to effect any and all measures necessary or desirable (consistent with the provisions of our certificate of incorporation) to fulfill the purpose of and to implement the Maritime Restrictions, including:

●

obtaining, as a condition precedent to the transfer of shares of our Class A common stock, a citizenship certification and any other documentation we or our transfer agent deems advisable from the transferee of such shares (and persons on whose behalf shares of our Class A common stock are to be held);

●

determining the citizenship of any owner of shares of our Class A common stock and, in making such determination, relying upon the stock transfer records of the Company, the citizenship certificates and other documentation given by owners or their transferees and such other written statements and affidavits and such other proof as we may deem reasonable;

●	developing issuance, transfer, redemption, escrow and legend notice provisions and procedures regarding certificated and uncertificated shares of our Class A common stock;

●	establishing and maintaining a dual stock certificate system under which different forms of certificates are issued to U.S. citizens and non-U.S. citizens; and

●

mandating that all shares of Class A common stock issued by the Company include the legend specified in our certificate of incorporation (or other appropriate legend reflecting the Maritime Restrictions) or, in the case of uncertificated shares, mandating that the record holder thereof be sent a written notice containing the information in the applicable legend within a reasonable time after the issuance or transfer thereof in accordance with Delaware law.

Maritime Restrictions Severable

The Maritime Restrictions are intended to be severable. If any one or more of the Maritime Restrictions is held to be invalid, illegal or unenforceable, our certificate of incorporation provides that the validity, legality or enforceability of any other provision will not be affected.

National Securities Exchange

In order for us to comply with any conditions to listing the shares of our Class A common stock that may be specified by any applicable national securities exchange or automated inter-dealer quotation service, our certificate of incorporation also provides that nothing therein, such as the provisions voiding transfers to non-U.S. citizens, will preclude the settlement of any transaction entered into through any such applicable national securities exchange or automated inter-dealer quotation service if such preclusion is prohibited by such exchange or quotation service.

Our Class B Common Stock, Termination of Maritime Restrictions

Shares of our Class B common stock will not be subject to the Maritime Restrictions. Initially, shares of our Class B common stock will only be issued upon the conversion of all of the outstanding and treasury shares of our Class A common stock into outstanding or treasury shares of our Class B common stock, as the case may be. Each outstanding and treasury share of our Class A common stock will be automatically converted into one share of our Class B common stock in the event our Board determines that either:

●

the U.S. ownership requirements of the applicable U.S. maritime and vessel documentation laws are no longer applicable to the Company (or have been amended so that the Maritime Restrictions are no longer necessary); or

●

the elimination of such restrictions is in the best interest of the Company and our stockholders. Thereafter, the converted shares of our Class A common stock will be canceled, will no longer be outstanding and cannot be reissued.

DESCRIPTION OF PREFERRED STOCK

General

Our certificate of incorporation authorizes us to issue, without stockholder approval, up to 2,000,000 shares of preferred stock, without par value. As of the date of this prospectus, we have not issued any preferred stock. Our board of directors may from time to time authorize us to issue one or more series of preferred stock and may fix the designation, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each of these series.

As a result, our board of directors could authorize us to issue preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of our common stock or other series of preferred stock. Also, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company.

The particular terms of any series of preferred stock that we offer with this prospectus will be described in the prospectus supplement relating to that series of preferred stock. Those terms must include:

●	the designation of the series, which may be by distinguishing number, letter and title;

●	the number of shares of the series;

●	the price at which the preferred stock will be issued;

●	the dividend rate, if any, or the method of calculation, including whether dividends shall be cumulative or non-cumulative;

●	the dates at which dividends, if any, shall be payable;

●	the redemption rights and price or prices, if any;

●	the terms and amount of any sinking fund;

●	the liquidation preference per share;

●	whether the shares of the series shall be convertible, and if so, the specification of the securities into which such preferred stock is convertible;

●	the conversion price or prices or rates, and any adjustments thereof, the dates as of which such shares shall be convertible, and all other terms and conditions upon which such conversion may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any.

DESCRIPTION OF DEBT SECURITIES

The “Debt Securities” will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and U.S. Bank, National Association, as trustee (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, our rights and the rights of our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, any of our current and future subsidiaries specified in the prospectus supplement (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “— Subsidiary Guarantee” and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	each date on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)	each place where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)

whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)	any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

●

the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

●

the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

●

the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)

remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

In the event that (a) a Subsidiary Guarantor ceases to be a Subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)

the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)

an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

(3)	subject to the applicable procedures of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

(4)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in the contiguous United States will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in the contiguous United States will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

Subject to applicable abandoned property laws, all money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)

the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)

immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)

failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)

failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)

failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5)

failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)

any Debt of ourself, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $25.0 million;

(7)

any judgment or decree for the payment of money in excess of $25.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8)	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9)

if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an Event of Default (other than an Event of Default with respect to Gastar described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Gastar described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee security or indemnity satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee or exercising any trust or power conferred on such Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)

the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered security or indemnity satisfactory to the Trustee to institute such proceeding as trustee; and

(3)

the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers, to their knowledge, as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1)

to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of Debt Securities;

(2)

to make any changes that would add any additional covenants of us or the Subsidiary Guarantors for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3)	to add any additional Events of Default;

(4)	to provide for uncertificated notes in addition to or in place of certificated notes;

(5)	to secure the Debt Securities;

(6)	to establish the form or terms of any series of Debt Securities;

(7)	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8)	to cure any ambiguity, defect or inconsistency;

(9)	to add Subsidiary Guarantors; or

(10)	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)

modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7)	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10)	modify such provisions with respect to modification, amendment or waiver; or

(11)	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)

the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)

if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)

the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the applicable Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the applicable Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a)

all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)

all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)

we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance”.

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)

we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)

no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default,” at any time until 121 days after such deposit;

(3)

such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4)

in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Debt Securities, the Indentures or any Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with.

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. The summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue warrants to purchase common stock independently or together with other securities. The warrants may be attached to or separate from the other securities. We may issue warrants in one or more series. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will be our agent and will not assume any obligations to any holder or beneficial owner of the warrants.

The prospectus supplement and the warrant agreement relating to any series of warrants will include specific terms of the warrants. These terms include the following:

●	the title and aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the amount of common stock for which the warrant can be exercised and the price or the manner of determining the price or other consideration to purchase the common stock;

●	the date on which the right to exercise the warrant begins and the date on which the right expires;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;

●	any provision dealing with the date on which the warrants and related securities will be separately transferable;

●	any mandatory or optional redemption provisions;

●	the identity of the warrant agent; and

●	any other terms of the warrants.

Unless otherwise specified in a prospectus supplement, the warrants will be represented by certificates. The warrants may be exchanged under the terms outlined in the warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, until a warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the common stock issuable upon exercise of the warrant.

Exercise of Warrants

To exercise the warrants, the holder must provide the warrant agent with the following:

●	payment of the exercise price;

●	any required information described on the warrant certificates;

●	the number of warrants to be exercised;

●	an executed and completed warrant certificate; and

●	any other items required by the warrant agreement.

If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.

The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock. Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1%. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares of stock, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Warrant Agreement

The common stock warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

PLAN OF DISTRIBUTION

Offering and Sale of Securities

We may sell the securities from time to time as follows:

●	through brokers or agents;

●	to dealers or underwriters for resale;

●	directly to one or more purchasers, including existing shareholders;

●	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of any of these methods of sale.

In some cases, we, or dealers acting with or on behalf of us, may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute may be sold in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

These sales may be effected in transactions:

●	on the New York Stock Exchange or any other national securities exchange or quotation service on which our Class A common stock may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

●	through the writing of options.

These transactions may include block transactions or crosses, which are transactions in which the same broker acts as an agent on both sides of the trade.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will set forth, as applicable, the number of shares being offered and the terms of the offering, including the name of any underwriter, broker, dealer or agent, the purchase price paid by any underwriter, any discounts, commissions, concessions and other items constituting compensation, the proposed price, to the public and any other required disclosure. Any agents acting on our behalf will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement. The agents who participate in the distribution of securities pursuant to this prospectus may be deemed to be “underwriters” as that term is defined under Section 2(11) of the Securities Act. As a result, any profits of the sale of shares, of our securities and any discounts, commissions or concessions received by any such agents might be deemed to be underwriting discounts and commissions under the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we may pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, brokers, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

In connection with any underwritten offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Matters Relating to the Offering and Market-Making Resales

Except for our Class A common stock, each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. Other than our Class A common stock, we may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may also make a market in those securities. However, no underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of any securities offered by us will be required to be paid in immediately available funds in New York City.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of GulfMark Offshore, Inc. and consolidated subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. Our website address is www.gulfmark.com. We make available free of charge on or through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website is not incorporated by reference into this prospectus or made a part hereof for any purpose. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on operation of the Public Reference Room and copy charges.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to other documents on file with the SEC. Some information that we currently have on file is incorporated by reference and is an important part of this prospectus. Some information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents that we have filed or may file with the SEC pursuant to the Securities Exchange Act of 1934 (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 25, 2014;

●	Quarterly Reports on Form 10-Q filed on April 20, 2014 and July 21, 2014;

●	Current Reports on Form 8-K filed on March 12, 2014, March 26, 2014, June 5, 2014 and June 19, 2014 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01);

●	Description of our common stock contained in our Current Report on Form 8-K12B filed on February 24, 2010 and any amendments or reports filed for the purpose of updating that description;

●	Current Report on Form 8-K12B filed on February 24, 2010, which registers the shares of our common stock under Section 12(b) of the Exchange Act; and

●	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Whenever after the date of this prospectus, we file reports or documents under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be part of this prospectus from the time they are filed. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in a prospectus supplement, or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Nothing in this prospectus will be deemed to incorporate information furnished by us that, pursuant to SEC rules, is not deemed “filed” for purposes of the Exchange Act.

Upon your written or oral request, we will provide you with a free copy of any of these filings, and any other information we have incorporated herein by reference. You may request copies by writing or telephoning us at:

GulfMark Offshore, Inc.

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024

(713) 963-9522

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

Estimated expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the issuance and sale of the securities being registered hereby, are as follows:

Securities and Exchange Commission Registration Fee	$	*
Printing and Engraving Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Blue Sky Fees and Expenses		**
Transfer Agent Fees and Expenses		**
Miscellaneous		**
Total	$	**

*	The registrants are deferring payment of the registration fee in reliance on Rules 456(b) and 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.          Indemnification of Directors and Officers.

General

Our certificate of incorporation, as amended, provides that we must indemnify our directors, officers and certain other individuals to the full extent permitted by the Delaware General Corporation Law or other applicable laws. We are permitted to enter into agreements with any such person to provide indemnification greater or different than that provided in our certificate of incorporation or Delaware law.

Our certificate of incorporation, as amended, limits the personal liability of our directors to us or our stockholders to the full extent permitted by Delaware General Corporation Law or other applicable laws. The Delaware General Corporation Law currently permits directors to be protected from monetary damages for breach of their fiduciary duty of care. This limitation has no effect on claims arising under the federal securities laws.

Any underwriting agreements to be filed or incorporated by reference with this registration statement may contain reciprocal agreements of indemnity between us and the underwriters as to certain liabilities, including liabilities under the Securities Act of 1933, and may provide for indemnification of our directors and officers in certain circumstances.

Indemnification and Insurance

Delaware corporations may indemnify their directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation such as a derivative action) if the individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care applies to actions by or in the right of the corporation, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action, and Delaware law requires court approval before any indemnification where the person seeking indemnification has been found liable to the corporation.

Our certificate of incorporation, as amended, provides that we shall indemnify, to the full extent permitted by the Delaware General Corporation Law or any other applicable law, each of our current and former directors, officers, employees and certain agents, and each person who, at the request of the board of directors or an officer, serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise. Significant payments by us in settlement of a claim or in satisfaction of a judgment against any of our officers, directors or other indemnified individuals, as required by these provisions and if permitted by Delaware law, could materially reduce our assets.

We are not aware of any threatened litigation or proceeding which may result in a claim for indemnification, and there is no pending litigation or proceeding involving any of our directors or officers in which indemnification would be required or permitted by our certificate of incorporation, as amended, or Delaware law.

Elimination of Liability in Certain Circumstances

Our certificate of incorporation, as amended, protects our directors against monetary damages for breach of the duty of care to the full extent permitted by the Delaware General Corporation Law or other applicable laws. These provisions do not eliminate the directors’ duty of care. Under these provisions, neither we nor our stockholders may assert a claim for money damages against a director for certain breaches of fiduciary duty, including claims in connection with possible takeover proposals. In appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief are available under Delaware law. The provisions of the Delaware General Corporation Law do not affect the directors’ responsibilities under any other laws, such as the federal securities laws and state and federal environmental laws. Those provisions apply to our officers only if they are directors and are acting in their capacity as directors, and do not apply to officers who are not directors.

Directors will remain subject to liability for the following:

●	breach of a director’s duty of loyalty to us and our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	transactions from which a director derives improper personal benefit; and

●	unlawful dividends or unlawful stock repurchases or redemptions.

Item 16.     Exhibits.

The following documents are filed as exhibits to this registration statement.

Exhibit No	Description	Documents

1.1	Form of Underwriting Agreement	To be filed by amendment or subsequently incorporated by reference
4.1	Description of GulfMark Offshore, Inc. Common Stock	Exhibit 4.1 to our current report on Form 8-K filed on February 24, 2010
4.2	Form of U.S. Citizen Stock Certificates	Exhibit 4.2 to our current report on Form 8-K filed on February 24, 2010
4.3	Form of Non-U.S. Citizen Stock Certificates	Exhibit 4.3 to our current report on Form 8-K filed on February 24, 2010
4.4	Indenture, dated as of March 12, 2012, between GulfMark Offshore, Inc., as issuer, and U.S. Bank National Association, as trustee, including a form of the Company’s 6.375% Senior Notes due 2022	Exhibit 4.1 to our current report on Form 8-K filed on March 12, 2012
4.5	See Exhibit No. 3.1 for provisions of the Certificate of Incorporation and Exhibit 3.2 for provisions of the Bylaws defining the rights of the holders of Common Stock	Exhibits 3.1 and 3.2 to our current report on Form 8-K filed on February 24, 2010
4.6	Form of Senior Indenture	Filed herewith
4.7	Form of Subordinated Indenture	Filed herewith
4.8	Form of Senior Debt Securities	To be filed by amendment or subsequently incorporated by reference
4.9	Form of Subordinated Debt Securities	To be filed by amendment or subsequently incorporated by reference
4.10	Form of Certificate of Designations for Preferred Stock	To be filed by amendment or subsequently incorporated by reference

Exhibit No	Description	Documents

4.11	Form of Warrant Agreement	To be filed by amendment or subsequently incorporated by reference
4.12	Form of Warrant Certificate	To be filed by amendment or subsequently incorporated by reference
5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities	Filed herewith
12.1	Computation of ratio of earnings to fixed charges	Filed herewith
23.1	Consent of Vinson & Elkins L.L.P.	Included in Exhibit 5.1 filed herewith
23.2	Consent of KPMG LLP	Filed herewith
24.1	Power of Attorney	Included on Page II-7
25.1	Statement of Eligibility of Trustee on Form T-1 (Senior Indenture)	Filed herewith
25.2	Statement of Eligibility of Trustee on Form T-1 (Subordinated Indenture)	Filed herewith

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is relying on Rule 430B:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)     The undersigned registrant hereby undertakes that:

(i)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)     For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 2014.

GULFMARK OFFSHORE, INC.

By:	/s/ Quintin V. Kneen
Quintin V. Kneen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Quintin V. Kneen and Richard M. Safier, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act which relates to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Quintin V. Kneen	President, Chief Executive Officer and Director	July 21, 2014
Quintin V. Kneen

/s/ James M. Mitchell	Executive Vice President and Chief Financial Officer	July 21, 2014
James M. Mitchell

/s/ Samuel R. Rubio	Senior Vice President, Controller and Chief Accounting Officer	July 21, 2014
Samuel R. Rubio

/s/ David J. Butters	Director	July 21, 2014
David J. Butters

/s/ Peter I. Bijur	Director	July 21, 2014
Peter I. Bijur

/s/ Brian R. Ford	Director	July 21, 2014
Brian R. Ford

/s/ Sheldon S. Gordon	Director	July 21, 2014
Sheldon S. Gordon

/s/ Steven S. Kohlhagen	Director	July 21, 2014
Steven S. Kohlhagen

/s/ Rex C. Ross	Director	July 21, 2014
Rex C. Ross

/s/ Charles C. Valutas	Director	July 21, 2014
Charles C. Valutas

EXHIBIT INDEX

Exhibit No	Description	Documents
1.1	Form of Underwriting Agreement	To be filed by amendment or subsequently incorporated by reference
4.1	Description of GulfMark Offshore, Inc. Common Stock	Exhibit 4.1 to our current report on Form 8-K filed on February 24, 2010
4.2	Form of U.S. Citizen Stock Certificates	Exhibit 4.2 to our current report on Form 8-K filed on February 24, 2010
4.3	Form of Non-U.S. Citizen Stock Certificates	Exhibit 4.3 to our current report on Form 8-K filed on February 24, 2010
4.4	Indenture, dated as of March 12, 2012, between GulfMark Offshore, Inc., as issuer, and U.S. Bank National Association, as trustee, including a form of the Company’s 6.375% Senior Notes due 2022	Exhibit 4.1 to our current report on Form 8-K filed on March 12, 2012
4.5	See Exhibit No. 3.1 for provisions of the Certificate of Incorporation and Exhibit 3.2 for provisions of the Bylaws defining the rights of the holders of Common Stock	Exhibits 3.1 and 3.2 to our current report on Form 8-K filed on February 24, 2010
4.6	Form of Senior Indenture	Filed herewith
4.7	Form of Subordinated Indenture	Filed herewith
4.8	Form of Senior Debt Securities	To be filed by amendment or subsequently incorporated by reference
4.9	Form of Subordinated Debt Securities	To be filed by amendment or subsequently incorporated by reference
4.10	Form of Certificate of Designations for Preferred Stock	To be filed by amendment or subsequently incorporated by reference
4.11	Form of Warrant Agreement	To be filed by amendment or subsequently incorporated by reference
4.12	Form of Warrant Certificate	To be filed by amendment or subsequently incorporated by reference
5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities	Filed herewith
12.1	Computation of ratio of earnings to fixed charges	Filed herewith
23.1	Consent of Vinson & Elkins L.L.P.	Included in Exhibit 5.1 filed herewith
23.2	Consent of KPMG LLP	Filed herewith
24.1	Power of Attorney	Included on Page II-7
25.1	Statement of Eligibility of Trustee on Form T-1 (Senior Indenture)	Filed herewith
25.2	Statement of Eligibility of Trustee on Form T-1 (Subordinated Indenture)	Filed herewith